Exhibit 10(a)

Maker	DELTA NATURAL GAS COMPANY, INC.
		BB&T	9580219605
Address	3617 LEXINGTON ROAD		Customer Number
WINCHESTER, KY 40391
3
	NOTE MODIFICATION AGREEMENT		Note Number

$40,000,000.00	10/31/2002	$40,000,000.00	6/30/2015
Original Amount of Note	Original Date	Modification Amount	Modification Date
This Note Modification Agreement (hereinafter “Agreement”) is made and entered into this 30th day of June, 2015, by and between DELTA NATURAL GAS COMPANY,  INC., maker(s), co-maker(s), endorser(s), or other obligor(s) on the Promissory Note (as defined below), hereinafter also referred to jointly and severally as Borrower(s); Branch Banking and Trust Company of North Carolina, a banking corporation, hereinafter referred to as Bank and ______________________________________ _______________________________________________________________________ owners other than Borrower(s) (if any) of any property pledged to secure performance of Borrower(s)’s obligations to Bank, hereinafter referred to jointly and severally as Debtor(s)/Grantor(s).

Witnesseth: Whereas, Borrower(s) has previously executed a Promissory Note payable to Bank, which Promissory Note includes the original Promissory Note and all renewals, extensions and modifications thereof, collectively “Promissory Note”, said Promissory Note being more particularly identified by description of the original note above; and Borrower(s) and Bank agree that said Promissory Note be modified only to the limited extent as is hereinafter set forth; that all other terms, conditions, and covenants of said Promissory Note remain in full force and effect, and that all other obligations and covenants of Borrower(s), except as herein modified, shall remain in full force and effect, and binding between Borrower(s) and Bank; and Whereas Debtor(s)/Grantor(s), if different from Borrower(s), has agreed to the terms of this modification; NOW THEREFORE, in mutual consideration of the premises, the sum of Ten Dollars ($10) and other good and valuable consideration, each to the other parties paid, the parties hereto agree that said Promissory Note is amended as hereinafter described:

☐  Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached hereto.

INTEREST RATE, PRINCIPAL AND INTEREST PAYMENT TERM MODIFICATIONS (To the extent no change is made, existing terms continue.  Sections not completed are deleted.)

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

Exhibit 10(a)

☐	Fixed Rate of ________% per annum.

☐	Variable rate of the Bank’s Prime Rate plus ____% per annum to be adjusted __________________as the Bank’s Prime Rate Changes.

☐
As of the Modification Date, any fixed, floating, or average maximum rate and fixed minimum rate in effect by virtue of the Promissory Note are hereby deleted.  The interest rate will in no instance exceed the maximum rate permitted by applicable law and if checked here ☐, the interest rate will not decrease below a fixed minimum rate of ______%. If checked here  ☐ the interest rate will not exceed ☐ a fixed maximum rate of _____%,  ☐ an average maximum rate of _________%, or ☐ a floating maximum rate of the greater of ______% or the Bank’s Prime Rate.  If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made:  ☐ when the Promissory Note is repaid in full by Borrower ☐ annually beginning on __________________.

☒	THE ADJUSTED LIBOR RATE, AS DEFINED IN THE ATTACHED ADDENDUM TO PROMISSORY NOTE.

Principal and interest are payable as follows:

☒	Principal (plus any accrued interest not otherwise scheduled herein } is due in full at maturity on JUNE 30, 2017.
☐	Principal plus accrued interest
☐
Payable in consecutive _____ installments of ☐ Principal
                                                                         ☐  Principal and interest   } commencing on ________

and continuing on the same day of each calendar period thereafter, in ____ equal payments of $______, with one final payment of all remaining principal and accrued interest due on _____________.

☐
ChoiceLine Payment Option:  2% of outstanding balance is payable monthly commencing on ____________ and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on _______________________

☒
Accrued interest is payable monthly  commencing on  July 31, 2015 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on June 30, 2017.

☐
Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder _______ on ________ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than ______ months from the date of the initial principal payment due hereunder.  Borrower understands the payment may increase if interest rates increase.

☐
At the Borrower’s request, the Bank has agreed to readvance the principal amount of $____________.  The outstanding principal balance under the Promissory Note prior to the readvance is $________________, making the total outstanding principal balance now due hereunder to be $_____________ (“Modification Amount”).

☐	____________________________________________________________________________________________

☐	___________________________________________________________________________________________

☐
Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) with Bank or other bank, any payment(s) due on the date(s) due.  Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The following scheduled payment(s) is (are) deferred:

☐	$___________ principal
} payment(s) due on _________________________
☐	$___________ interest

is (are) hereby deferred. Payments will resume on ___________________________ according to the schedule contained herein or to the existing schedule (if no other changes are made herein).

Exhibit 10(a)

The Borrower(s) promises to pay Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days.  Where any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance.  In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

COLLATERAL:  ☐ The Promissory Note, as modified, and the performance of the terms of any agreement or instrument relating to, evidencing, or securing the Promissory Note, as modified, shall be additionally secured by collateral hereinafter described, a new security instrument shall be executed by Borrower(s), and/or Debtor(s)/Grantor(s), and all other steps necessary to perfect or record the Bank’s lien with priority acceptable to Bank shall be taken.  In addition to Bank’s right of off-set and to any liens and security interests granted to Bank in the Agreements, the undersigned hereby grants to Bank a security interest in all of its depository accounts with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by the Promissory Note, as modified.

Deed(s) of Trust / Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:

☐	dated _______________________________ in the maximum principal amount of $_____________________________ granted by _________________________________________

☐	dated _______________________________ in the maximum principal amount of $_____________________________ granted by _________________________________________

Exhibit 10(a)

Security Agreement(s) granting a security interest to Bank:

☐	dated __________________ given by ______________________________________________________________ ___________________________________________________________________________________________

☐	dated __________________ given by ______________________________________________________________ ___________________________________________________________________________________________

☐	Securities Account Pledge and Security Agreement dated _________________, executed by ________________________________________________________

☐	Control Agreement(s) dated ___________________, covering * Deposit Account(s) * Investment Property * Letter of Credit Rights * Electronic Chattel Paper

☐
Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated ____________________________________, executed by _____________________________________

☐	Pledge and Security Agreement for Publicly Traded Certificated Securities dated _________________________, executed by ______________________________________________

☐	Assignment of Life Insurance Policy dated ______________________________ for policy #____________________, executed by _____________________________________________________________

☐	Loan Agreement dated _______________________, executed by Borrower and * Guarantor(s)

☐	_____________________________________________________________________________________________

☐	_____________________________________________________________________________________________

☐	The collateral hereinafter described shall be and hereby is deleted as security interest for payment of the Promissory Note:

______________________________________________________________________________________________
______________________________________________________________________________________________

OTHER: ______________________________________________________________________________________
If the Promissory Note being modified by this Agreement is signed by more than one person or entity, the modified Promissory Note shall be the joint and several obligation of all signers and the property and liability of each and all of them.  It is expressly understood and agreed that this Agreement is a modification only and not a novation.  The original obligation of the Borrower(s) evidenced by the Promissory Note is not extinguished hereby.  It is agreed that except for the modification(s) contained herein, the Promissory Note, and any other Loan Documents or Agreements evidencing, securing or relating to the Promissory Note and all singular terms and conditions thereof, shall be and remain in full force and effect.  This Agreement shall not release or affect the liability of any co-makers, obligors, endorsers or guarantors of said Promissory Note.  Borrower and Debtor(s)/Grantor(s), if any, jointly and severally consent to the terms of this Agreement, waive any objection thereto, affirm any and all obligations to Bank and certify that there are no defenses or offsets against said obligations or the Bank, including without limitation the Promissory Note.  Bank expressly reserves all rights as to any party with right of recourse on the Promissory Note.

In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased or supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank’s sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods.  Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall

Exhibit 10(a)

exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate based on an index such as the Bank’s Prime Rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount.  However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.  Notwithstanding any other provision contained in this agreement, in no event shall the provisions of this paragraph be applicable to any Promissory Note which requires disclosures pursuant to the Consumer Protection Act (Truth-in-Lending Act) 15 USC § 1601, et seq., as implemented by Regulation Z.

Borrower agrees that the only interest charge is the interest actually stated in the Promissory Note, as modified hereby, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable.  It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under the Promissory Note, and said charges shall be fully earned and non-refundable when accrued.  All other charges imposed by Bank upon Borrower in connection with the Promissory Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys' fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with the Promissory Note and the loan and shall under no circumstances be deemed to be charges for the use of money.  All such charges shall be fully earned and non-refundable when due.

The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note as permitted by applicable law.

In the words "Prime Rate", "Bank Prime Rate", "BB&T Prime Rate", "Bank's Prime Rate" or "BB&T's Prime Rate" are used in this Agreement, they shall refer to the rate announced by the Bank from time to time as its Prime Rate.  The Bank makes loans both above and below the Prime Rate and uses indexes other than the Prime Rate.  Prime Rate is the name given a rate index used by the Bank and does not in itself constitute a representation of any preferred rate or treatment.

Unless otherwise provided herein, it is expressly understood and agreed by and between Borrower(s), Debtor(s)/Grantor(s) and Bank that any and all collateral (including but not limited to real property, personal property, fixtures, inventory, accounts, instruments, general intangibles, documents, chattel paper, and equipment) given as security to insure faithful performance by Borrower(s) and any other third party of any and all obligations to Bank, however created, whether now existing or hereafter arising, shall remain as security for the Promissory Note as modified hereby.

It is understood and agreed that if Bank has released collateral herein, it shall not be required or obligated to take any further steps to release said collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without consequence to its secured position and relative priority in other collateral; and unless Borrower(s) bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any further occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is available to the Bank collateral for the Promissory Note, as amended, and to the additions or releases of any other parties or persons primarily or secondarily liable. Whenever possible the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provisions shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any event of default under the Promissory Note, as modified hereby, or any related deed of trust, security agreement or loan agreement, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Kentucky; and further that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate until such principal and interest have been paid in full.  Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under the Promissory Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

Exhibit 10(a)

WAIVER OF TRIAL BY JURY.  UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT, THE PROMISSORY NOTE OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED BY THE PROMISSORY NOTE AND THIS AGREEMENT.  FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION.  NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by the Promissory Note, as modified by this Agreement remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank.  Further, the undersigned agree to provide any and all documentation requested by the Bank in order to verify the identity of the undersigned in accordance with the USA Patriot Act.

(SIGNATURES ON FOLLOWING PAGE)

Exhibit 10(a)

BB&T

NOTE MODIFICATION SIGNATURE PAGE

Borrower: DELTA NATURAL GAS COMPANY, INC.

Account Number: 9580219605	Note Number: 00003

Modification Amount: $40,000,000.00	Modification Date: June 30, 2015
IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this instrument to be executed

If Borrower is a Corporation:

WITNESS:	DELTA NATURAL GAS COMPANY, INC.
(Name of Corporation)

/s/Ryan T. Hamilton_________________________	By: /s/John B. Brown ______________________

Title: Chief Financial Officer, Treasurer & Secretary

___/s/Ryan T. Hamilton_________________________	By: /s/Glenn R. Jennings____________________

Title: President & Chief Executive Officer

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership,
Or Limited Liability Limited Partnership:

WITNESS:	____________________________________________
NAME OF PARTNERSHIP, LLC, LLP OR LLLP

____________________________________________	By: ________________________________________

Title: _________________________________________

____________________________________________	By: _________________________________________

Title: ________________________________________

___________________________________________	By: _________________________________________

Title: _______________________________________
If Borrower is an Individual:

WITNESS:

____________________________________________	___________________________________________
Additional Borrowers and Debtors/Grantors/Guarantors:

WITNESS:

___________________________________________	____________________________________________
___________________________________________	____________________________________________
___________________________________________	____________________________________________
___________________________________________	____________________________________________
___________________________________________	____________________________________________
___________________________________________	____________________________________________
___________________________________________	____________________________________________

Exhibit 10(a)

BB&T
ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (“Addendum”) is hereby made a part of the Promissory Note dated 10/31/2002 from DELTA NATURAL GAS COMPANY, INC. (“Borrower”) payable to the order of Branch Banking and Trust Company (“Bank”) in the principal amount of $40,000,000.00 (including all renewals, extensions, modifications and substitutions therefore, the “Note”).

I.	DEFINITIONS.

1.1  Adjusted LIBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) by adding (i) the One Month LIBOR plus (ii) 1.075% per annum, which shall be adjusted monthly on the first day of each LIBOR Interest Period.  The Adjusted LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Bank shall receive the same yield.  The interest rate will in no instance exceed the maximum rate permitted by applicable law and if checked here ☒ the interest rate will not decrease below a fixed minimum rate of 0.0%.  If checked here ☒ the interest rate will not exceed ☒ a fixed maximum rate of 30.00% or ☐ an average maximum rate of _____%.  If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made:  ☐ when Note is repaid in full by Borrower ☐ annually beginning on __________________.  If the loan has been repaid prior to this date, no reimbursement will be made.

1.2  Business Day means a day other than a Saturday, Sunday, legal holiday or any other day when the Bank is authorized or required by applicable law to be closed.

1.3  LIBOR Advance means the advances made by Bank to Borrower evidenced by this Note upon which the Adjusted LIBOR Rate of Interest shall apply.

1.4  LIBOR Interest Period means the period, as may be elected by the Borrower applicable to any LIBOR Advance, commencing on the date the Note is first made (or the date of any subsequent LIBOR addendum to the Note) and ending on the day that is immediately prior to the numerically corresponding day of each month thereafter; provided that:

(a)  any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day; and

(b)  any LIBOR Interest Period which begins on a day for which there is no numerically corresponding day in the subsequent month shall end on the last Business Day of each subsequent month.

1.5  LIBOR Reserve Percentage means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market.  Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to LIBOR.

1.6  One Month LIBOR means the average rate quoted on Reuters Screen LIBOR01 Page (or such replacement page) on the determination date for deposits in U.S. Dollars offered in the London interbank market for one month determined as of 11:00 a.m. London time two (2) Business Days prior to the commencement of the applicable LIBOR Interest Period; provided that if the above method for determining one-month LIBOR shall not be available, the rate quoted in The Wall Street Journal, or a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided further that if such agreement is not reached within a reasonable period of time (in Bank’s sole judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for U.S. Dollar deposits.

1.7  Standard Rate means, for any day, a rate per annum equal to the Bank’s announced Prime Rate minus ______% per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

Exhibit 10(a)

II.	LOAN BEARING ADJUSTED LIBOR RATE

2.1  Application of Adjusted LIBOR Rate.  The Adjusted LIBOR Rate shall apply to the entire principal balance outstanding of a LIBOR Advance for any LIBOR Interest period.

2.2  Adjusted LIBOR Based Rate Protections.

(a)  Inability to Determine Rate.  In the event that Bank shall have determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the date of this Note affecting the London interbank market, adequate and fair means do not exist for ascertaining the One Month LIBOR on the basis provided for in this Note, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination, whereupon (i) no LIBOR Advance shall be made until Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

(b)  Illegality; Impracticability.  In the event that Bank shall determine, which determination shall be final, conclusive and binding, that the making, maintaining or continuance of any portion of a LIBOR Advance (i) has become unlawful as a result of compliance by Bank with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Bank material hardship, as a result of contingencies occurring after the date of this Note materially and adversely affect the London interbank market or Bank’s ability to make LIBOR Advances generally, then, and in any such event, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination.  Thereafter, (x) the obligation of Bank to make any LIBOR Advances or to convert any portion of the loan to a LIBOR Advance shall be suspended until such notice shall be withdrawn by Bank and (y) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

This Addendum shall operate as a sealed instrument.

Exhibit 10(a)

If Borrower Is a Corporation:

WITNESS:	DELTA NATURAL GAS COMPANY, INC.
(Name of Corporation)

/s/Ryan T. Hamilton	By:/s/ John B. Brown (SEAL)

Ryan T. Hamilton	John B. Brown
(Print Name)	(Print Name)

Title: Chief Financial Officer, Treasurer and Secretary

______________________________________	By:/s/ Glenn R. Jennings (SEAL)
Glenn R. Jennings
(Print Name)

______________________________________	Title: President
(Print Name)
If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership,
Or Limited Liability Limited Partnership

______________________________________________
Name of Partnership, LLC, LLP, or LLLP
WITNESS:

_____________________________________________	By: _______________________________________ (SEAL)

______________________________________________	________________________________________________
(Print Name)	(Print Name)

Title: ___________________________________________

______________________________________________	By: _______________________________________ (SEAL)

______________________________________________	________________________________________________
(Print Name)	(Print Name)

Title: __________________________________________

______________________________________________	By: ______________________________________ (SEAL)

_______________________________________________	________________________________________________
(Print Name)	(Print Name)

Title: ___________________________________________
If Borrower is an Individual:

WITNESS:

______________________________________________	__________________________________________ (SEAL)
_____________________________________________
(Print Name)
Additional Co-makers:

WITNESS:

_______________________________________________	___________________________________________ (SEAL)

______________________________________________
(Print Name)

______________________________________________	____________________________________________ (SEAL)

______________________________________________
(Print Name)

Exhibit 10(a)

EIGHTH AMENDMENT TO LOAN AGREEMENT
BB&T Account Number: 9580219605

THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (“Amendment”) is effective as of June 30, 2015, and is by and among DELTA NATURAL GAS COMPANY, INC., a Kentucky corporation (whether one or more, the “Borrower”), and Branch Banking and Trust Company, a North Carolina banking corporation (“Bank”), having a branch office in Lexington, Kentucky. This Eighth Amendment amends, modifies and supplements that Loan Agreement dated October 31, 2002, by and between Borrower and Bank (including any amendments or modifications thereof, the “Loan Agreement”). Unless otherwise defined in this Amendment, capitalized terms used herein shall have the definitions given them in the Loan Agreement.
RECITALS
A. Pursuant to the terms and conditions of the Loan Agreement, the Bank established a line of credit in the original maximum amount of $40,000,000 (the “Line of Credit”), evidenced by Borrower’s Promissory Note dated October 31, 2002 (including all renewals, extensions, modifications, restatements and substitutions thereof, collectively, the "Note") payable to the order of the Bank and bearing interest as set forth therein.
B. Borrower has requested, and Bank has agreed to, an extension of the maturity date of the Line of Credit. In connection therewith, Bank has required the amendments reflected herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE 1: AMENDMENTS TO LOAN AGREEMENT
1.1    Amendments to Loan Agreement.
(a)    The maturity date of the Line of Credit is hereby amended and extended to June 30, 2017;
(b)    The interest rate on the Line of Credit has been modified as more fully set forth in that certain Note Modification Agreement, made by and between the parties and dated of even date herewith;
(c)    Section 5.02 is hereby deleted and replaced in its entirety with the following:
5.02. Require the Borrower to pledge collateral, equally and ratably, to the Bank and to the holders of the Long-Term Debt (defined below) from the Borrower’s assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank’s sole discretion. The Borrower has issued its 4.26% Senior Notes, Series A due December 20, 2031 (“Long Term Debt”) pursuant to the terms of that certain Note Purchase and Private Shelf Agreement dated December 8, 2011 (“LT Debt Agreement”), which LT Debt Agreement, Section 9.2, requires the Borrower to secure the Long Term Debt with the same collateral it pledges in favor of the Bank.
(d)    The following Section 6.05 is hereby added to the Loan Agreement:
6.05 Liens. and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency

Exhibit 10(a)

or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(i)    Liens for taxes, assessments or other governmental levies or charges which are not yet due or which are being contested in good faith by the Borrower or any Subsidiary for which adequate reserves have been taken in accordance with GAAP;

(ii)    statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or are being contested in good faith by the Borrower or any Subsidiary and for which adequate reserves have been taken in accordance with GAAP;

(iii)    Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business (a) in connection with workers’ compensation, unemployment insurance, old age benefit and other types of social security, (b) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $5,000,000), bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations or (c) otherwise to satisfy statutory or legal obligations; provided, that (1) in each such case such Liens were not incurred or made in connection with the incurrence or maintenance of Indebtedness, the borrowing of money or the obtaining of advances or credit, and (2) in the case of any such Liens of the type described in the preceding clause (b), such Liens do not, in the aggregate, materially detract from the value of the Borrower’s and its subsidiaries’ properties and assets taken as a whole or materially impair the use of the assets encumbered by such Lien in the operation of the business of the Borrower or such Subsidiary;

(iv)    (a) attachment or judgment Liens that do not secure, in the aggregate, obligations in excess of $1,000,000 at any time, and (b) any other attachment or judgment Lien, provided that, within 30 days after the entry thereof, such Lien is discharged or execution thereof stayed pending appeal, and, if stayed, such Lien is discharged within 30 days after the expiration of any such stay;

(v)    easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary;

(vi)    Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or any Wholly Owned Subsidiary; and

Exhibit 10(a)

(vii)    Liens other those described in clauses (i) - (vi) above that secure Priority Debt; provided that (a) Priority Debt shall at no time exceed 10% of Tangible Net Worth; (b) in no event shall the Borrower or any subsidiary permit any Lien to exist at any time on any of their respective inventory or receivables, (c) no Default or Event of Default shall exist and be continuing or shall result therefrom and (d) the Borrower will not, and will not permit any subsidiary to, grant Liens on its respective properties to secure obligations under the LT Debt Agreement or the Long Term Debt.

For purposes of this Section 6.05, the following terms are defined as follows:

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

Exhibit 10(a)

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any

Exhibit 10(a)

vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Minority Interests” means any shares of capital stock of a Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Borrower or a Wholly Owned Subsidiary.

“Net Worth” means, as at any time of determination thereof, the consolidated stockholders’ equity of the Borrower and its Subsidiaries.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Priority Debt” means, without duplication and as at any time of determination thereof, the sum of the following items: (i) Indebtedness or other obligations of the Borrower secured by Liens (other than Liens described in clauses (i) through (vi) of Section 6.05); (ii) Indebtedness of any Subsidiary owing to any Person other than the Borrower or a Wholly Owned Subsidiary; and (iii) Preferred Stock of any Subsidiary held by any Person other than the Borrower or a Wholly Owned Subsidiary.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Borrower.

"Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions

Exhibit 10(a)

of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tangible Net Worth” means, as at any time of determination thereof, Net Worth less, without duplication, (i) the book value of all intangible items, including, without limitation, goodwill, mineral rights, licenses, organizational expense, unamortized debt discount and expense carried as an asset and any write-up in the book value of assets, (ii) any net gains or losses attributed to cumulative translation adjustments and (iii) Minority Interests. For the avoidance of doubt, any assets of the Borrower and its Subsidiaries classified as regulatory assets in accordance with GAAP or included in rate base for rate recovery purposes will not be considered intangible.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except a de minimus number of directors’ qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower’s other Wholly-Owned Subsidiaries at such time, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Borrower or a Wholly Owned Subsidiary) to acquire shares of capital stock or other equity interests of such Subsidiary.

(e)    Section 3.08 (Reporting Requirements) of the Loan Agreement is hereby amended by deleting in its entirety the sub-section titled “Notice of Default” and replacing such section with the following:
Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Document or under the LT Debt Agreement or any other documents executed in connection with the Long Term Debt.

(f)    Section 7.14 (Fees), as amended per the terms of the Modification Agreement dated August 12, 2005, shall remain in effect as follows:

Exhibit 10(a)

Fees. Payment quarterly of an unused availability fee equal to one eighth of one percent (0.0125%) of unused availability of the Line of Credit. Unused availability is calculated by subtracting the average outstanding principal balance for the previous ninety (90) days from the Committed Line Amount. In addition, Borrower shall pay all attorneys’ and related legal fees and other costs, if any, incurred by Bank in connection with the making, documenting and closing of the Line.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1    The Borrower represents and warrants (which representations and warranties shall survive the execution hereof) to the Bank that:

(a)    The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on the date hereof.

(b)    All financial statements, reports and information delivered to the Bank by the Borrower fairly represented the financial condition of the Borrower as of the dates thereof, and no material adverse change has occurred in its financial condition, business or operations since the most recently delivered of such financial statements and information.

(c)    Borrower is in full compliance with the covenants and agreements contained in the Loan Agreement and the other Loan Documents, and no event of default exists and remains unremedied thereunder as of the date hereof.

(d)    When duly executed and delivered by Borrower, this Amendment shall constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, and the Borrower hereby ratifies and affirms the Loan Agreement, as amended hereby, and the other Loan Documents.

ARTICLE III: CONDITIONS PRECEDENT

3.1    This Amendment shall become effective as of the date on which Bank first shall have received in a form and substance satisfactory to Bank and its counsel the following:

(a)    Counterparts of this Amendment executed by each of the parties hereto.

(b)    Copies, certified by the Secretary or Assistant Secretary of Borrower, of all corporate action taken by Borrower’s board of directors to authorize the execution, delivery, and performance of this Amendment.

(c)    Bank shall have received such other documents, agreements and instruments as Bank may reasonably request.

ARTICLE IV: MISCELLANEOUS

4.1    Governing Law. The validity, construction and performance of this Amendment will in all respects be governed by the laws of the Commonwealth of Kentucky.

Exhibit 10(a)

4.2    Successors and Assigns. All the terms and provisions of this Amendment shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and permitted assigns.

4.3    Continuing Effect. Other than as expressly amended and supplemented hereby, the Loan Agreement shall remain unchanged in full force and effect.

4.4    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

4.5    No Novation. All the parties hereto agree that the execution of this Amendment or any documents as contemplated by this Amendment or the consummation of any transaction contemplated by this Amendment shall constitute a modification of the Loan Agreement and shall not be construed as a novation.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10(a)

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date set forth above.

Borrower:

DELTA NATURAL GAS COMPANY, INC.

/s/Ryan Hamilton                                                   By    /s/John B. Brown                                           _____
Witness                                                                      Name/Title: /s/John B. Brown
    Chief Financial Officer, Treasurer & Secretary

Bank:

BRANCH BANKING AND TRUST COMPANY

/s/Brian Blomeke_______                                             By   /s/Ryan T. Hamilton                                        _
Witness                                                                        Name/Title: Ryan T. Hamilton
Senior Vice President